Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of GreenPoint Financial Corp. of our report dated January 21, 2003 relating to the consolidated financial statements, which appears in the GreenPoint Financial Corp. Annual Report on Form 10-K for the year ended December 31, 2002. We also hereby consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York

August 26, 2003